EXHIBIT 4
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                                                                  EXECUTION COPY
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                             SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                        THE SHAREHOLDERS SIGNATORY HERETO

                                       AND


                             ARCH CAPITAL GROUP LTD.






                          DATED AS OF NOVEMBER 20, 2001

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                                TABLE OF CONTENTS


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                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.1.      Certain Definitions..........................................2

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1.      Representations and Warranties of the Company................7
Section 2.2.      Representations and Warranties of Warburg....................8
Section 2.3.      Representations and Warranties of H&F........................8
Section 2.4.      Representations and Warranties of GE.........................8
Section 2.5.      Representations and Warranties of Trident....................9
Section 2.6.      Representations and Warranties of Farallon...................9

                                   ARTICLE III
                          VOTING; BOARD REPRESENTATION

Section 3.1.      Board of Directors...........................................9
Section 3.2.      Committees of the Board.....................................11
Section 3.3.      Investor Protection Matters.................................11
Section 3.4.      Voting......................................................13
Section 3.5.      Chairman of the Company.....................................13
Section 3.6.      Certain Transactions........................................13

                                   ARTICLE IV
                               REGISTRATION RIGHTS

Section 4.1.      Demand Registrations........................................14
Section 4.2.      Shelf Registration..........................................16
Section 4.3.      Piggy-Back Registration.....................................16
Section 4.4.      Allocation of Shares to be Registered.......................16
Section 4.5.      Registration Procedures.....................................17
Section 4.6.      Registration Expenses.......................................20
Section 4.7.      Indemnification; Contribution...............................20

                                    ARTICLE V
  TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RESTRICTIONS ON TRANSFER AND CONVERSION

Section 5.1.      Tag-Along Rights; Drag-Along Rights.........................22

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Section 5.2.      Restrictions on Transfer....................................23
Section 5.3.      Restrictions on Conversion..................................24

                                   ARTICLE VI
                 RESTRICTIONS ON DIVIDENDS AND SHARE REPURCHASES


                                   ARTICLE VII
                          EFFECTIVENESS AND TERMINATION

Section 7.1.      Effectiveness...............................................24
Section 7.2.      Termination.................................................25

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1.      Injunctive Relief...........................................25
Section 8.2.      Successors and Assigns......................................25
Section 8.3.      Amendments; Waiver..........................................25
Section 8.4.      Notices.....................................................26
Section 8.5.      Applicable Law..............................................27
Section 8.6.      Headings....................................................27
Section 8.7.      Integration.................................................27
Section 8.8.      Severability................................................27
Section 8.9.      Consent to Jurisdiction.....................................28
Section 8.10.     Counterparts................................................28

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          SHAREHOLDERS AGREEMENT, dated as of November 20, 2001 (this
"Agreement"), by and among ARCH Capital Group Ltd., a company registered under the laws of Bermuda (the "Company"), WARBURG PINCUS (BERMUDA) PRIVATE EQUITY VIII, L.P., a limited partnership organized under the laws of Bermuda, WARBURG PINCUS (BERMUDA) INTERNATIONAL PARTNERS, L.P., a limited partnership organized under the laws of Bermuda, WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V., an entity organized under the laws of the Netherlands, WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS II, C.V., an entity organized under the laws of the Netherlands (each, a "Warburg Purchaser," and collectively, "Warburg"), HFCP IV (BERMUDA), L.P., a limited partnership organized under the laws of Bermuda, H&F INTERNATIONAL PARTNERS IV-A (BERMUDA), L.P., a limited partnership organized under the laws of Bermuda, H&F INTERNATIONL PARTNERS IV-B (BERMUDA), L.P., a limited partnership organized under the laws of Bermuda, and H&F EXECUTIVE FUND IV (BERMUDA), L.P., a limited partnership organized under the laws of Bermuda (each, a "H&F Purchaser," and collectively, "H&F," and together with Warburg and such other Persons that are, or may hereafter become, parties hereto (in either case for purposes of such provisions hereof as may be indicated immediately above the signature of such other Persons) pursuant to the terms of Section 8.2 hereof, the "Investors").


                              W I T N E S S E T H:

          WHEREAS, the Company and certain of the Investors have entered into a Subscription Agreement, dated as of October 24, 2001, as amended November 20, 2001 (the "Subscription Agreement"), pursuant to the terms of which, among other things, the Company shall issue and sell to the Investors, and Investors shall acquire from the Company, (1) Series A Convertible Preference Shares, par value U.S. $0.01 per share, of the Company (the "Preference Shares"), and (2) Class A Warrants to purchase common shares, par value U.S. $0.01 per share, of the Company (the "Common Shares") (the "Class A Warrants," and together with the Preference Shares, the "Purchased Securities") (such sale and purchase and the other transactions contemplated by the Subscription Agreement or described in the following recitals, the "Transactions");

          WHEREAS, the Company and the purchasers named therein (the "Management Purchasers") have entered into a Management Subscription Agreement, dated as of October 24, 2001 (the "Management Subscription Agreement"), pursuant to the terms of which, among other things, the Company shall issue and sell to the Management Purchasers, and the Management Purchasers shall acquire from the Company, Purchased Securities;

          WHEREAS, the Company, Warburg, H&F and Trident have entered into a letter agreement, dated as of November 8, 2001, pursuant to the terms of which, among other things, Warburg assigned to Trident its right, and Trident assumed from Warburg its obligation, under the Subscription Agreement to purchase certain Purchased Securities;

          WHEREAS, the Company, Warburg, H&F and GE have entered into a letter agreement, dated as of November 20, 2001, pursuant to the terms of which, among other things, Warburg assigned to GE its right, and GE assumed from Warburg its obligation, under the Subscription Agreement to purchase certain Purchased Securities;

          WHEREAS, the Company, Warburg, H&F and Farallon have entered into a letter agreement, dated as of November 20, 2001, pursuant to the terms of which, among other things, H&F assigned to Farallon its right, and Farallon assumed from H&F its obligation, under the Subscription Agreement to purchase certain Purchased Securities;

          WHEREAS, the execution of this Agreement is a condition to the obligation of the parties to consummate the Transactions; and

          WHEREAS, the Company and Investors desire to establish in this Agreement certain terms and conditions concerning the acquisition of Purchased Securities and related provisions concerning the Investors' relationship with and investment in the Company following the consummation of the Transactions;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 Certain Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person (including with respect to individuals, any trusts, foundations, family limited partnerships or similar entities); provided, however, that no portfolio investment of either Warburg or H&F, or any of their respective Affiliates, shall be deemed to be an Affiliate of Warburg or H&F, as the case may be; provided, further, that none of the Farallon Purchasers or Farallon, or any of their respective Affiliates, shall be deemed to be an Affiliate of H&F. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agreement" shall have the meaning assigned to such term in the preamble hereto.

          "Approval Date" shall mean the later of the dates on which the Requisite Shareholder Approval and the Requisite Regulatory Approval occur.

          "Beneficially Own" shall mean, with respect to any securities, having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and "Beneficial Ownership" shall have the corresponding meaning.

          "Blackout Period" shall have the meaning assigned in Section 4.1(c).

                                      -2-
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          "Board" shall mean the duly elected Board of Directors of the Company in office at the applicable time.

          "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required by law to remain closed.

          "Bye-laws" shall mean the bye-laws of the Company.

          "Claims" shall have the meaning assigned in Section 4.7(a).

          "Class A Warrants" shall have the meaning assigned in the recitals hereto.

          "Closing" shall mean the consummation of the Transactions pursuant to the terms of the Subscription Agreement.

          "Common Shares" shall have the meaning assigned in the recitals hereto.

          "Company" shall have the meaning assigned in the preamble hereto.

          "Demand Registration" shall mean any registration effected pursuant to a Warburg Demand Request or a H&F Demand Request.

          "Director" shall mean any member of the Board.

          "Effective Period" shall have the meaning assigned in Section
4.5(a)(3).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations that may from time to time be promulgated thereunder.

          "Existing Registration Rights" shall have the meaning assigned in
Section 4.1(a) hereof.

          "Farallon" shall mean Farallon Capital Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and RR Capital Partners, L.P., collectively, with each individually being a "Farallon Purchaser".

          "Farallon Permitted Transferee" shall mean, with respect to any Farallon Purchaser, any Person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such Farallon Purchaser or an entity over which such Farallon Purchaser has management rights.

          "GE" shall mean Insurance Private Equity Investors, L.L.C. and Orbital Holdings, Ltd., collectively, with each individually being a "GE Purchaser".


          "GE Permitted Transferee" shall mean, with respect to any GE Purchaser, any Person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such GE Purchaser or an entity over which such GE Purchaser has management rights, or any successor trustees or trust (if applicable).

                                      -3-
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          "H&F" shall have the meaning assigned in the preamble hereto.

          "H&F Demand Request" shall have the meaning assigned in Section 4.1(b) hereof.

          "H&F Demand Shares" shall have the meaning assigned in Section 4.1(b) hereof.

          "H&F Directors" shall have the meaning assigned in Section 3.1(c) hereof.

          "H&F Purchaser" shall have the meaning assigned the preamble hereto.

          "H&F Registrable Shares" shall have the meaning assigned in Section 4.1(b) hereof.

          "Independent Director" means a Director who is not an Affiliate of either Warburg or H&F.

          "Initial H&F Director" shall have the meaning assign in Section
3.1(b).

          "Initial Investment" shall mean, with respect to any Investor, the total number of Common Shares issuable (a) upon conversion of the Preference Shares acquired by such Investor at the Closing, (b) upon conversion of any additional Preference Shares acquired by such Investor with respect to the Preference Shares referred to in clause (a) pursuant to the terms of the Subscription Agreement (or the Management Subscription Agreement), (c) upon exercise for cash of the Class A Warrants acquired by such Investor at Closing,
(d) upon exercise for cash of any additional Class A Warrants acquired by such Investor pursuant to the terms of the Subscription Agreement (or the Management Subscription Agreement) and (e) any other securities issued in respect of the securities described in clauses (a) though (d) of this definition or into which such securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or similar recapitalizations.

          "Initial Shares" shall mean, with respect to any Investor, (a) the Preference Shares acquired by such Investor at the Closing, (b) any additional Preference Shares acquired by such Investor with respect to the Preference Shares referred to in clause (a) pursuant to the terms of the Subscription Agreement (or the Management Subscription Agreement), (c) the Class A Warrants acquired by such Investor at Closing, (d) any additional Class A Warrants acquired by such Investor pursuant to the terms of the Subscription Agreement (or the Management Subscription Agreement) and (e) any other securities issued in respect of the securities described in clauses (a) though (d) of this definition or into which such securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or similar recapitalizations. References to the "the number of Initial Shares" shall mean the number of Common Shares comprising the Initial Shares (based, in the case of Preference Shares and Class A Warrants, upon the number of Common Shares issuable upon conversion or exercise for cash thereof).

          "Initial Warburg Director" shall have the meaning assigned in Section 3.1(b) hereof.
                                      -4-
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          "Interested Party Transaction" shall mean any transaction between the
Company or any of its Subsidiaries and any officer or Director, or Affiliate of any officer or Director, of the Company.

          "Investors" shall have the meaning assigned in the preamble hereto.

          "Investor Shares" shall mean, at any time, any Common Shares issuable in respect of Initial Shares acquired by an Investor and any Common Shares acquired by an Investor after the Closing (and any Common Shares or other securities issued in respect thereof or into which such Common Shares shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or similar recapitalizations).

          "Management Purchasers" shall have the meaning set forth in the recitals hereto.

          "Management Subscription Agreement" shall have the meaning set forth in the recitals hereto.

          "Mandatory Conversion Date" shall have the meaning set forth in
Section 3.3 hereof.

          "Market Value" shall mean, as of any date, the average of the daily high and low sales prices per Common Share on the Nasdaq for each of the twenty full trading days immediately preceding (but not including) such date.

          "Material Transaction" shall have the meaning assigned in Section 4.1(c).

          "Maximum Number" shall have the meaning assigned in Section 4.4.

          "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          "Nasdaq Independent Director" shall have the meaning specified in Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc.

          "Participating Investor" shall have the meaning assigned in Section 4.5(a)(2) hereof.

          "Per Share Price" shall have the meaning assigned in the Subscription Agreement.

          "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piggy-Back Registration" shall have the meaning assigned in Section 4.3.

          "Piggy-Back Request" shall have the meaning assigned in Section 4.3.

          "Preference Shares" shall have the meaning assigned in the recitals hereto.

          "Purchased Securities" shall have the meaning assigned in the recitals hereto.

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          "Registrable Shares" shall have the meaning assigned in Section 4.1(b)
hereof.

          "Requisite Regulatory Approval" shall have the meaning assigned in the Certificate of Designations for the Preference Shares.

          "Requisite Shareholder Approval" shall have the meaning assigned in the Certificate of Designations for the Preference Shares.

          "Retained Investment" shall mean, with respect to any Investor, at any time, the amount of the Initial Investment Beneficially Owned by such Investor at such time.

          "Retained Percentage" shall mean, with respect to any Investor, at any time, the quotient, expressed as a percentage, of (a) such Investor's Retained Investment, over (b) such Investor's Initial Investment.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations that may from time to time be promulgated thereunder.

          "Selling Investor" shall have the meaning assigned in Section 5.1(a) hereof.

          "Shelf Registration Statement" shall have the meaning assigned in
Section 4.2 hereof.

          "Subscription Agreement" shall have the meaning assigned in the recitals hereto.

          "Subsidiary" shall mean, with respect to any Person, any other entity of which securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

          "Tag-Along Investor" shall have the meaning assigned in Section 5.1(a) hereof.

          "Third Party Sale" shall have the meaning assigned in Section 5.1(a) hereof.

          "Third Party Sale Notice" shall have the meaning assigned in Section 5.1(a) hereof.

          "Transactions" shall have the meaning assigned in the recitals hereto.

          "Trident" shall mean Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P. and Marsh & McLennan Employee's Securities Company, L.P., collectively, with each individually a "Trident Purchaser."

          "Votes" shall mean votes entitled to be cast generally in the election of Directors.

          "Voting Power" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined, to (b) the aggregate Votes represented by all then outstanding Voting Securities. For this purpose, the votes attributable to the Preference Shares shall be on an as-converted basis, without regard to the limitations imposed under the Certificate of Designations.

          "Voting Securities" shall mean (a) the Common Shares, (b) the Preference Shares and (c) shares of any other class of securities of the Company then entitled to vote generally in the election of Directors.


          "Warburg" shall have the meaning assigned in the preamble hereto.


          "Warburg Demand Request" shall have the meaning assigned in Section 4.1(a) hereof.


          "Warburg Demand Shares" shall have the meaning assigned in Section 4.1(a) hereof.


          "Warburg Directors" shall have the meaning assigned in Section 3.1(c) hereof.


          "Warburg Purchaser" shall have the meaning assigned in the preamble hereto.


          "Warburg Registrable Shares" shall have the meaning assigned in
Section 4.1(a) hereof.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to each Investor as follows:

          (a) The Company has been duly formed and is validly existing as a company in good standing under the laws of Bermuda and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by the Company and the Company has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by each other party hereto, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          Section 2.2 Representations and Warranties of Warburg. Each Warburg Purchaser represents and warrants to each other party hereto as follows:

          (a) Such Warburg Purchaser has been duly formed and is validly existing and in good standing, to the extent applicable, under the laws of its respective jurisdiction of formation and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by such Warburg Purchaser and such Warburg Purchaser has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such Warburg Purchaser and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such Warburg Purchaser, enforceable against it in accordance with its terms.

          Section 2.3 Representations and Warranties of H&F. Each H&F Purchaser represents and warrants to each other party hereto as follows:

          (a) Such H&F Purchaser has been duly formed and is validly existing under the laws of its respective jurisdiction of formation and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by such H&F Purchaser and such H&F Purchaser has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such H&F Purchaser and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such H&F Purchaser, enforceable against it in accordance with its terms.

          Section 2.4 Representations and Warranties of GE. Each GE Purchaser represents and warrants to each other party hereto as follows:

          (a) Such GE Purchaser has been duly formed and is validly existing under the laws of its respective jurisdiction of formation and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by such GE Purchaser and such GE Purchaser has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such GE Purchaser and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such GE Purchaser, enforceable against it in accordance with its terms.

          Section 2.5 Representations and Warranties of Trident. Each Trident Purchaser represents and warrants to each other party hereto as follows:

          (a) Such Trident Purchaser has been duly formed and is validly existing under the laws of its respective jurisdiction of formation and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by such Trident Purchaser and such Trident Purchaser has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such Trident Purchaser and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such Trident Purchaser, enforceable against it in accordance with its terms.

          Section 2.6 Representations and Warranties of Farallon. Each Farallon Purchaser represents and warrants to each other party hereto as follows:

          (a) Such Farallon Purchaser has been duly formed and is validly existing under the laws of its respective jurisdiction of formation and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by such Farallon Purchaser and such Farallon Purchaser has taken all necessary and appropriate action to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by such Farallon Purchaser and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of such Farallon Purchaser, enforceable against it in accordance with its terms.

                                  ARTICLE III

                          VOTING; BOARD REPRESENTATION

          Section 3.1 Board of Directors. (a) The Company shall be managed by its duly elected officers subject to the overall direction and supervision of the Board. Each of Warburg and H&F shall, and shall cause its controlled Affiliates to, vote all Voting Securities that such Investor and its controlled Affiliates Beneficially Own and take any and all actions as may be reasonably necessary to cause the provisions of this Section 3.1, including the election of the Warburg Directors and H&F Directors, to be effectuated.

          (b) Prior to the Closing, and as a condition to the Closing, the Company shall use its best efforts to secure the resignation of a number of Directors such that there remain seven Directors immediately following the Closing (the "Pre-Closing Directors"), of whom at least two shall qualify as Nasdaq Independent Directors. Immediately following the Closing, the size of the Board shall be decreased such that the Board shall consist of nine Directors, and one Director designated by Warburg, (the "Initial Warburg Director") and one Director designated by H&F (the "Initial H&F Director") shall each be appointed by the Board as a director to serve in such classes of Directors as may be necessary to assure that each class in Directors is as near in equal in number as possible and that the Initial Warburg Director and the Initial H&F Director are distributed among different classes.

          (c) Effective as of 12:00 a.m. on the date immediately following the Approval Date, the size of the Board shall be increased such that the Board shall then and thereafter consist of 15 Directors (such number not to be increased without the consent of Warburg and H&F) and (i) four individuals designated by Warburg (together with the Initial Warburg Director, and any other replacements or substitutions therefor, the "Warburg Directors"), and (ii) two individual designated by H&F (together with the Initial H&F Director, and any other replacements or substitutions therefor, the "H&F Directors") shall each be appointed by the Board as a Director to serve in such classes of Directors as may be necessary to assure that each class in Directors is as near in equal in number as possible and that the Warburg Directors and the H&F Directors, respectively, are distributed among different classes.

          (d) For so long as Warburg's Retained Percentage is equal to or exceeds 75%, the Initial Warburg Director and, following the Approval Date each Warburg Director, shall be included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders at which such Warburg Director's term is scheduled to expire. For so long as Warburg's Retained Percentage is less than 75% but exceeds or is equal to 55%, there shall be a number of individuals designated by Warburg included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of Warburg Directors shall be not less than four. For so long as Warburg's Retained Percentage is less than 55% but exceeds or is equal to 40%, there shall be a number of individuals designated by Warburg included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of Warburg Directors shall be not less than three. For so long as Warburg's Retained Percentage is less than 40% but exceeds or is equal to 25%, there shall be a number of individuals designated by Warburg included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of Warburg Directors shall be not less than two. For so long as Warburg's Retained Percentage is less than 25% but is equal to or exceeds 10%, there shall be a number of individuals designated by Warburg included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of Warburg Directors shall be not less than one. For so long as Warburg has the power to have at least two Directors included in the slate of nominees recommended by the Board, power with respect to one such Director shall be exercised by Warburg Pincus (Bermuda) Private Equity VIII, L.P and power with respect to one such Director shall be exercised by Warburg Pincus (Bermuda) International Partners, L.P.

          (e) For so long as H&F's Retained Percentage is equal to or exceeds 60%, each H&F Director shall be included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders at which such H&F Director's term is scheduled to expire. For so long as H&F's Retained Percentage is less than 60% but exceeds or is equal to 35%, there shall be a number of individuals designated by H&F included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of H&F Directors shall be not less than two. For so long as H&F's Retained Percentage is less than 35% but is equal to or exceeds 20%, there shall be a number of individuals designated by H&F included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual general meeting of shareholders such that the aggregate number of H&F Directors shall be not less than one. For so long as H&F has the power to have at least one Director included in the slate of nominees recommended by the Board, such power shall be exercised by HFCP IV (Bermuda), L.P.

          (f) Each of Warburg and H&F shall provide to the Company in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each Warburg Director and each H&F Director, respectively.

          Section 3.2 Committees of the Board. The Company and the Investors agree that (1) for so long as there is at least one Warburg Director on the Board, each committee of the Board shall include at least one Warburg Director, and (2) for so long as there is at least one H&F Director on the Board, each committee of the Board shall include at least one H&F Director. The foregoing is subject to any restrictions on service on the audit committee as may be applicable under the rules of the National Association of Securities Dealers, Inc. or the SEC.

          Section 3.3 Investor Protection Matters. Except as specifically set forth herein, in accordance with the Company's Bye-laws, the Board shall act by the vote of a majority of the Directors present at a meeting, and the required quorum for a meeting of the Board shall be a majority of the whole Board. Notwithstanding the foregoing, and except as specifically set forth in the Subscription Agreement, (a) prior to the Approval Date, unless also approved by the Initial Warburg Director and the Initial H&F Director, and (b) following the Approval Date, unless also approved by (i) at least one Warburg Director, if at such time Warburg's Retained Percentage equals or exceeds 25%, and (ii) at least one H&F Director, if at such time H&F's Retained Percentage equals or exceeds 50%, the Company shall not (and shall not permit any of its Subsidiaries to):

          (1) amend, or propose to amend, its certificate of incorporation, memorandum of association, bye-laws, or other organizational documents, or amend, terminate or waive any provision under, the Subscription Agreement or any other Agreement entered into in connection therewith;

          (2) split, consolidate, combine, subdivide, redeem or reclassify its share capital or other equity interests, or amend any term of the outstanding securities of the Company or its Subsidiaries;

          (3) declare, set aside, make or pay any dividend or other distribution in respect of its share capital or other equity interests, or purchase or redeem, directly or indirectly, any share capital or other equity interests (other than (A) dividends by a Subsidiary of the Company to the Company or a Subsidiary of the Company, and (B) dividends or other distributions by any entity in which the Company or any Subsidiary owns a minority interest, made in the normal course of business, consistent with past practice);

          (4) other than (A) in respect of grants or exercises under the 1999 Long Term Incentive and Share Award Plan, the 1995 Long Term Incentive and Share Award Plan and the Long Term Incentive Plan for New Employees, (B) issuances of securities pursuant to the Subscription Agreement and the Management Subscription Agreement, and (C) issuances of securities upon conversion or exercise of securities issued pursuant to clause (B) or of securities outstanding on the date hereof, issue, deliver or sell, or authorize the issuance, delivery or sale of, any share capital of any class, any equity interest, or any options, warrants, conversion or other rights to purchase any such shares or equity interests, or any securities convertible into or exchangeable for such shares or equity interests, or issue or authorize the issuance of any other security in respect of or in lieu of or in substitution for shares of capital or equity interests, or enter into any agreements restricting the transfer of, or affecting the rights of holders of, Common Shares, grant any preemptive or anti-dilutive rights to any holder of any class of securities of the Company, or grant registration rights with respect to any of the Company's securities;

          (5) amend or waive any rights under any grants made under the Long Term Incentive Plan for New Employees;

          (6) incur any indebtedness for borrowed money, guarantee any such indebtedness or issue or sell any debt securities, in excess of $5,000,000 in the aggregate, or prepay or refinance any indebtedness for borrowed money;

          (7) engage in any Interested Party Transaction;

          (8) acquire any assets or properties for cash or otherwise for an amount in excess of $5,000,000 in the aggregate;

          (9) acquire, whether by means of merger, stock or asset purchase, joint venture or other similar transaction, any equity interest in, or all or substantially all of the assets of any Person, or any business or division of any Person;

          (10) replace the independent auditors of the Company or make any material change in any method of financial accounting or accounting practice, except for any such change required by reason of a concurrent change in U.S. generally accepted accounting principles;

          (11) sell or otherwise dispose of assets material to the Company and its Subsidiaries taken as a whole, except as specifically contemplated by the Subscription Agreement;

          (12) increase by 5% or more the annual base compensation of any officer or key employee of the Company, or enter into or make any material change in any severance contract or arrangement with any such officer or key employee;

          (13) consummate a complete liquidation or dissolution of the Company, a merger or consolidation (A) in which the Company or any Subsidiary is a constituent corporation or (B) with respect to which the Common Shares would have the right to vote under applicable law, a sale of all or substantially all of the Company's assets, or any similar business combination;

          (14) enter into any transaction involving in excess of $1,000,000, or, if such transaction is in the ordinary course of business consistent with past practice, $5,000,000;

          (15) approve the annual plan, annual capital expenditure budget or the five-year plan of the Company and its Subsidiaries, taken as a whole;

          (16) remove the Chief Executive Officer or Chairman of the Company, or appoint a new Chief Executive Officer or Chairman of the Company; or

          (17) enter into any agreement with respect to the foregoing.

          Nothing in this Section 3.3 shall grant either H&F or Warburg any right or consent to the extent that such right would result in such party being deemed to "control" an insurance subsidiary of the Company that is domiciled in any state in the United States, where the exercise of such control would otherwise require the prior approval of such state. In addition, the rights of Warburg and H&F set forth in this Section 3.3 shall, in any event, terminate upon the mandatory conversion of the Preference Shares under paragraph (g)(2) of the Certificate of Designations for the Preference Shares (the "Mandatory Conversion Date") or the earlier conversion of all Preference Shares in accordance with their terms.

          Section 3.4 Voting. Each Investor agrees to vote all Voting Securities Beneficially Owned by such Investor or by any controlled Affiliate of such Investor in favor of (a) the proposals to be submitted for approval of the shareholders of the Company at the special general meeting of the Company's shareholders to be held in connection with the Transactions and (b) the proposals to approve the grant to Robert Clements of 1,689,629 restricted shares and the grant to John M. Pasquesi of options to purchase 1,126,419 Common Shares at $20.00 per share, which grants were made in connection with the Transactions, which such proposals will be submitted for approval of the shareholders of the Company at the 2002 annual general meeting of the Company's shareholders.

          Section 3.5 Chairman of the Company. For so long as he is willing and able to serve as the Chairman of the Company, Warburg and H&F agree to take such actions as may be necessary to cause Robert Clements to be duly elected as Chairman of the Company.

          Section 3.6 Certain Transactions. For a period of two years after the Closing, except for transactions specifically contemplated by this Agreement, the Related Agreements (as defined in the Subscription Agreement) or the Purchased Securities, neither Warburg nor H&F nor any of their respective Affiliates will, directly or indirectly, without the prior approval of a majority of the Independent Directors: (a) acquire securities or assets from the Company or any of its Subsidiaries, (b) engage in any "Rule 13e-3 transaction" (as such term is defined in Rule 13e-3(a)(3) under the Securities Exchange Act of 1934, as amended) involving the Company, or (c) engage in any other transaction that would result in the compulsory acquisition of Common

Shares. The Company shall not agree to amend this Section 3.6, without the prior approval of a majority of the Independent Directors. The Company, Warburg and H&F shall endeavor to include at all times two Independent Directors on the Board.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

          Section 4.1 Demand Registrations. (a) Warburg may at any time following the date hereof and on not more than five separate occasions in the aggregate and not more frequently than once during any 180 day period, require the Company to file a registration statement under the Securities Act in respect of all or a portion of the Investor Shares then Beneficially Owned by Warburg or by any other person that Beneficially Owns Investor Shares and who acquired such Investor Shares in connection with such person's status as a partner in any partnership in which Warburg or any of its Affiliates is the general partner (all such Investor Shares, the "Warburg Registrable Shares") (provided that such request covers Warburg Registrable Shares with a Market Value on the date of the Demand Request of at least $25 million), by delivering to the Company a written notice stating that such right is being exercised, specifying the number of Common Shares to be included in such registration (the shares subject to such request, the "Warburg Demand Shares") and describing the intended method of distribution thereof (a "Warburg Demand Request"). Upon receiving a Warburg Demand Request, the Company shall (1) provide written notice of the Warburg Demand Request, pursuant to Section 4.3 hereof, to H&F and each other Investor,
(2) use reasonable efforts to file as promptly as reasonably practicable a registration statement on such form as the Company may reasonably deem appropriate providing for the registration of the sale of such Warburg Demand Shares and any other Investor Shares to be included pursuant to Sections 4.3 and
4.4 hereof pursuant to the intended method of distribution and (3) after the filing of an initial version of the registration statement, use reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the date of filing of such registration statement. Any Demand Registration filed pursuant to the request of Warburg may, subject to the provisions of Section 4.4 below, include other Common Shares that the Company is required to include in such registration statement by virtue of existing agreements between the holders of such Common Shares and the Company (the "Existing Registration Rights").

          (b) H&F may at any time following the date hereof and on not more than five separate occasions in the aggregate and not more frequently than once during any 180 day period, require the Company to file a registration statement under the Securities Act in respect of all or a portion of the Investor Shares then Beneficially Owned by H&F or by any other person that Beneficially Owns Investor Shares and who acquired such Investor Shares in connection with such person's status as a partner in any partnership in which H&F or any of its Affiliates is the general partner (all such Common Shares, the "H&F Registrable Shares," and together with the Warburg Registrable Shares, the "Registrable Shares") (provided that such request covers H&F Registrable Shares with a Market Value on the date of the Demand Request of at least $25 million), by delivering to the Company a written notice stating that such right is being exercised, specifying the number of Common Shares to be included in such registration (the shares subject to such request, the "H&F Demand Shares") and describing the intended method of distribution thereof (a "H&F Demand Request"). Upon receiving a H&F Demand Request, the Company shall (1) provide written notice of the H&F Demand Request, pursuant to Section
4.3 hereof, to Warburg and each other Investor, (2) use reasonable efforts to file as promptly as reasonably practicable a registration statement on such form as the Company may reasonably deem appropriate providing for the registration of the sale of such H&F Demand Shares and any other Investor Shares to be included therein pursuant to Section 4.3 and 4.4 hereof pursuant to the intended method of distribution, and (3) after the filing of an initial version of the registration statement, use reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the date of filing of such registration statement. Any Demand Registration filed pursuant to the request of H&F may, subject to the provisions of Section 4.4 below, include other Common Shares that the Company is required to include in such registration statement by virtue of the Existing Registration Rights.

          (c) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not to exceed 60 consecutive days and in no event to exceed more than an aggregate of 90 days during any 360-day period (a "Blackout Period"), the filing or effectiveness of any Demand Registration if the Board shall determine that any such filing or the offering of any Registrable Shares would (1) in the good faith judgment of the Board, impede, delay or otherwise interfere with any pending or contemplated acquisition, corporate reorganization or other similar material transaction involving the Company (each, a "Material Transaction"), (2) based upon advice from the Company's investment banker or financial advisor, adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company, or (3) in the good faith judgment of the Board, require disclosure of material non-public information (other than information relating to an event described in clauses (1) or (2) above) which, if disclosed at such time, would be harmful to the best interests of the Company and its shareholders. Upon notice by the Company to each Investor of any such determination, such Investor shall keep the fact of any such notice strictly confidential, and during any Blackout Period promptly halt any offer, sale, trading or transfer by it or any of its Subsidiaries of any Common Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration, each prospectus included therein, and any amendment or supplement thereto by it for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in its possession of the prospectus covering such Registrable Shares.

          (d) In case a Demand Registration has been filed, if a Material Transaction has occurred, the Company may cause such Demand Registration to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Demand Registration for a reasonable period of time; provided, however, that in no event shall a Demand Registration so withdrawn by the Company count for the purposes of determining the number of Demand Registrations to which either Warburg or H&F is entitled under Section 4.1(a) or
(b).

          (e) In connection with any underwritten offering under this Section 4.1, the managing underwriter for such Demand Registration shall be jointly selected by Warburg and H&F, provided that such managing underwriter shall be a nationally recognized investment banking firm.

          (f) Nothing in this Article IV shall affect or supersede any of the transfer restrictions set forth in Article V hereof or any of the other provisions of this Agreement.

          Section 4.2 Shelf Registration. At the request of either Warburg or H&F, the Company shall use reasonable best efforts to file a registration statement on Form S-3, or any successor form thereto, covering the offering of Investor Shares by all Investors (subject to the provisions of Section 5.2 hereof) on a delayed or continuous basis (the "Shelf Registration Statement") to be effective as soon as reasonably practicable following the Closing Date. Upon effectiveness of the Shelf Registration Statement, the Company will use its reasonable best efforts to keep the Shelf Registration Statement effective with the SEC until such time the Investor Shares held by all Investors are freely tradable under Rule 144(k) under the Securities Act. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement during any Blackout Period.

          Section 4.3 Piggy-Back Registration. If, at any time following the date hereof, the Company proposes to register any Common Shares under the Securities Act on its behalf or on behalf of any of its shareholders (including pursuant to a Demand Registration), on a form and in a manner that would permit registration of Common Shares (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form), the Company shall give reasonably prompt written notice to each Investor of its intention to do so. Upon the written election of any Investor (a "Piggy-Back Request"), given within ten Business Days following the receipt by such Investor of any such written notice (which election shall specify the number of the Investor Shares intended to be disposed of by such Investor), the Company shall include in such registration statement (a "Piggy-Back Registration"), subject to the provisions of Section 4.4 hereof, such number of the Investor Shares as shall be set forth in such Piggy-Back Request.

          Section 4.4 Allocation of Shares to be Registered. In the event that the Company proposes to register Common Shares in connection with an underwritten offering and a nationally recognized investment banking firm selected by the Company, or in the case of a Demand Registration selected by Warburg and H&F, to act as managing underwriter thereof reasonably and in good faith shall have advised the Company and each Investor in writing that, in its opinion, the inclusion in the registration statement of some or all of the Investor Shares sought to be registered in a Piggy-Back Request would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of Common Shares as the Company is advised can be sold in such offering without such an effect (the "Maximum Number") as follows and in the following order of priority: (a) first, if such registration is not in connection with a Demand Registration, such number of Common Shares, if any, as the Company intended to be registered by the Company for its own account, or to be registered pursuant to Existing Registration Rights, to the extent such Existing Registration Rights so require; (b) second, if and to the extent that the number of Common Shares to be registered under clause (a) is less than the Maximum Number (or because the registration is a Demand Registration, in which case the Company is not permitted to offer Common Shares), such number of Investor Shares as Warburg, H&F, Trident, Farallon and GE (and, to the extent required by any Existing Registration Rights, any other holder of Common Shares having such rights) shall have intended to register which, when added to the number of Common Shares to be registered under clause
(a), is less than or equal to the Maximum Number, it being understood that the number of shares included by Warburg, H&F, Trident, Farallon and GE (and such other holders under Existing Registration Rights) shall be cut back, if necessary, in proportion to their relative ownership at the time; and (c) third, if and to the extent that the number of Common Shares to be registered under clause (b) is less than the Maximum Number, such number of Investor Shares as the Participating Investors (other than Warburg, H&F, Trident, Farallon and GE (and such other holders under Existing Registration Rights)) shall have intended to register which, when added to the number of Common Shares to be registered under clauses (a) and (b), is less than or equal to the Maximum Number, it being understood that the number of shares included by the Participating Investors (other than Warburg, H&F, Trident, Farallon and GE (and such other holders under Existing Registration Rights)) shall be cut back, if necessary, in proportion to their relative ownership.

          Section 4.5 Registration Procedures. (a) In connection with each registration statement prepared pursuant to this Article IV, and in accordance with the intended method or methods of distribution of the Investor Shares as described in such registration statement, the Company shall, as soon as reasonably practicable and to the extent practicable:

          (1) prepare and file with the SEC a registration statement on an appropriate registration form and use reasonable efforts to cause such registration statement to become and remain effective as promptly as reasonably practicable; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel to H&F and Warburg, if disposing of Registrable Shares under such registration statement, draft copies of all such documents proposed to be filed at least five days prior to such filing, which documents will be subject to the reasonable review of each of H&F and Warburg, as appropriate, and its agents and representatives;

          (2) furnish without charge to each Investor seeking to dispose of Investor Shares thereunder (each, a "Participating Investor"), and the managing underwriter or underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Participating Investor or such underwriter) and such number of copies of the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as such Participating Investor or such underwriter may reasonably request;

          (3) except with respect to a Shelf Registration Statement, the obligations of the Company with respect to the effectiveness thereof to be governed by Section 4.2, use reasonable best efforts to keep such registration statement effective for the earlier of (A) 180 days and (B) such time as all of the securities covered by the registration statement have been disposed (the "Effective Period"); prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period and to cause the prospectus (and any amendments or supplements thereto) to be filed;

          (4) use reasonable efforts to register or qualify the Investor Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable each Participating Investor or any underwriter to consummate the disposition of the Investor Shares in such jurisdictions;

          (5) use reasonable efforts to cause the Investor Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Participating Investor to consummate the disposition of the Investor Shares;

          (6) use reasonable efforts to cause all Investor Shares covered by such registration statement to be listed on the Nasdaq or on the principal securities exchange on which the Common Shares are then listed;

          (7) promptly notify each Participating Investor and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Investor Shares to be registered for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) within the Effective Period of the happening of any event or the existence of any fact that makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (8) during the Effective Period, use its reasonable efforts to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto;

          (9) deliver promptly to each of Warburg and H&F, if disposing of Investor Shares under such registration statement, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each of Warburg and H&F, if disposing of Investor Shares under such registration statement, to do such investigation, with respect to information contained in or omitted from the registration statement, as it reasonably deems necessary;

          (10) in the case of an underwritten offering, use best efforts to enter into an underwriting agreement customary in form and scope for underwritten secondary offerings of the nature contemplated by the applicable registration statement;

          (11) provide a transfer agent and registrar for all such Investor Shares covered by such registration statement not later than the effective date of such registration statement, subject to any applicable laws or regulations; and

          (12) cooperate with each Participating Investor and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Investor Shares to be sold under the registration statement; and, in the case of an underwritten offering, enable such Investor Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request in writing at least two Business Days prior to any sale of the Investor Shares to the underwriters.

          (b) In the event that the Company would be required, pursuant to
Section 4.5(a)(7)(E) above, to notify each Participating Investor or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to the provisions of Section 4.1(c) hereof, as promptly as practicable, prepare and furnish to each Participating Investor and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Investor Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Participating Investor agrees that, upon receipt of any notice from the Company pursuant to Section 4.5(a)(7)(E) hereof, it shall, and shall use its reasonable best efforts to cause any sales or placement agent or agents for the Investor Shares and the underwriters, if any, to, forthwith discontinue disposition of the Investor Shares until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy or to deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Investor Shares as soon as practicable after such Participating Investor's receipt of such notice.

          (c) Each Participating Investor shall furnish to the Company in writing its intended method of distribution of the Investor Shares it proposes to dispose of and such other information as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Investor Shares conforms to the applicable requirements of the Securities Act. Each Participating Investor shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Participating Investor to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the

Investor Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) In the case of any registration under Section 4.1 hereof pursuant to an underwritten offering, or in the case of a registration under Section 4.3 hereof if the Company has determined to enter into an underwriting agreement in connection therewith, all Investor Shares to be included in such registration shall be subject to the applicable underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to register such Person's Investor Shares.

          Section 4.6 Registration Expenses. The Company shall bear all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses in connection with the review of underwriting arrangements by the NASD Regulation, Inc. (including the fees of any "qualified independent underwriter"), agent fees and commissions, printing costs and fees and disbursements of its counsel, and of one counsel as may be reasonably selected by Warburg and H&F on behalf of the Participating Investors, and accountants, in each case, in connection with any registration and listing of any Investor Shares pursuant to Section 4.1, 4.2 or 4.3, other than underwriting discounts or commissions in connection with the Investor Shares disposed of by any Participating Investor, which shall be borne by such Participating Investor.

          Section 4.7 Indemnification; Contribution. (a) The Company shall, and it hereby agrees to, indemnify and hold harmless each Participating Investor and its partners, members, officers, directors, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Common Shares, against any losses, claims, damages or liabilities to which each such indemnified party may become subject, insofar as such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, including any amounts paid in settlement as provided herein (collectively, "Claims"), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse each Participating Investor or any such underwriter for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Participating Investor or any underwriter expressly for use therein.

          (b) Each Participating Investor shall, and hereby agrees to (1) indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Common Shares, against any Claims to which each such indemnified party may become subject, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Investor expressly for use therein, and (2) reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

          (c) Promptly after receipt by an indemnified party under Section 4.7(a) or Section 4.7(b) of written notice of the commencement of any action or proceeding for which indemnification under Section 4.7(a) or Section 4.7(b) may be requested, such indemnified party shall notify the indemnifying party in writing of the commencement of such action or proceeding, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding hereunder unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 4.7(a) or Section 4.7(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement includes an unconditional release of the indemnified party from all liability in respect of such claim or litigation and does not subject the indemnified party to any material injunctive relief or other material equitable remedy.

          (d) Each Participating Investor and the Company agree that if, for any reason, the indemnification provisions contemplated by Sections 4.7(a) or 4.7(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein (other than as a result of the provisos thereto), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of and benefits derived by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as other equitable considerations. The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 4.7(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

  TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RESTRICTIONS ON TRANSFER AND CONVERSION

          Section 5.1 Tag-Along Rights; Drag-Along Rights. (a) In the event that Warburg, H&F or GE proposes to sell, convey, dispose or otherwise transfer Initial Shares (such party proposing to sell, the "Selling Investor") in a bona fide transaction to an un-Affiliated third party, or in a series of related bona fide transactions to multiple un-Affiliated third parties, and the net proceeds of such sale are reasonably expected to exceed $50 million (such a transaction, or series of related transactions, a "Third Party Sale"), such Selling Investor shall notify the other Investors having rights under this Section 5.1 (each such other Investor, a "Tag-Along Investor") in writing of such Third Party Sale, which notice shall set forth the material terms of such Third Party Sale, including, without limitation, the number of Initial Shares proposed to be sold and the per share price thereof (the "Third Party Sale Notice"). Such Tag-Along Investor shall have the right, but not the obligation, to participate in such Third Party Sale with respect to Initial Shares upon providing the Selling Investor written notice of intent to exercise such right within ten Business Days of the receipt of Third Party Sale Notice; provided, however, that (i) GE shall have such rights only (A) if Warburg is the Selling Investor, or (B) if H&F is the Selling Investor and Warburg shall have exercised its rights to become at Tag-Along Investor under this Section 5.1, and (ii) Farallon shall have such rights only (A) if H&F is the Selling Investor, or (B) if Warburg is the Selling Investor and H&F shall have exercised its rights to become a Tag-Along Investor under this Section 5.1. Such notice shall set forth the number of Initial Shares that such Tag-Along Investor desires to sell in such Third Party Sale, which such number shall not exceed that number of Initial Shares equal to the product of (i) the number of Initial Shares set forth in the Third Party Sale Notice, and (ii) the quotient of (A) the Retained Investment of such Tag-Along Investor, over (B) the sum of (I) the Retained Investment of the Selling Investor, and (II) the Retained Investment of all Tag-Along Investors. Notwithstanding the foregoing, this Section

5.1 shall not be applicable to any sale effected in the public markets (including by means of a "block trade" effected through any registered broker-dealer), or to any distribution to partners of any partnership in which either Warburg or H&F, or any of their respective Affiliates, is the general partner.

          (b) In the event that Warburg or H&F proposes to become a Selling Investor under Section 5.1(a), Trident shall have the rights of a Tag-Along Investor under Section 5.1(a).

          (c) In the event that Warburg and/or H&F proposes to sell, convey, dispose or otherwise transfer Initial Shares representing either 51% of the votes then entitled to be cast in the election of directors, or 51% of the then outstanding Common Shares (taking into account Common Shares issuable upon conversion of the Preference Shares) in a transaction, or in a series of related transactions, to a single Person or group, Warburg and H&F shall have the right to require that Trident, and Trident shall have the obligation to, participate in such transaction, up to a number of Initial Shares then Beneficially Owned by Trident that shall not exceed that number of Initial Shares equal to the product of (i) the number of Initial Shares proposed to be transferred, and (ii) the quotient of (A) the Retained Investment of Trident, over (B) the sum of (I) the Retained Investment of Warburg and H&F, and (II) the Retained Investment of Trident and all other Investors participating in such sale.

          (d) No Tag-Along Investor under this Sections 5.1 shall be required to assume any responsibility for any indemnification obligations arising under such Third Party Sale in excess of the proportion of the number of Initial Shares sold by such party to the total number of Initial Shares sold in such Third Party Sale; provided, however, that the limitation provided in this Section 5.1(d) shall not be applicable to any indemnification obligations resulting from representations or warranties specifically relating to, and made by or on behalf of, such party.

          Section 5.2 Restrictions on Transfer. Until the earliest to occur of
(a) the first anniversary of the Closing, (b) the occurrence of any event that would cause Company's outstanding Class B Warrants to vest and/or become exercisable, or (c) the completion by the Company of a registered public offering of Common Shares the net proceeds to the Company of which exceed $25 million, each of Warburg, H&F, Farallon, GE and Trident, and each Management Purchaser, agrees that it or he will not sell, dispose, convey or otherwise transfer any of such Investor's Initial Shares if, following the consummation of such sale, the Retained Percentage of such Investor would be less that 66%; provided, however, that GE and Farallon shall have the right to sell, dispose, convey or otherwise transfer Initial Shares to any GE Permitted Transferee or any Farallon Permitted Transferee, respectively; provided, further, that such GE Permitted Transferee or such Farallon Permitted Transferee, as the case may be, shall become a party hereto and agree to be bound by the terms hereof. Following the earliest to occur of clauses (a), (b) or (c) in the preceding sentence, there shall be no restrictions on transfer of any Initial Shares, except as may be imposed by applicable law, including by the Securities Act. Nothing in this
Section 5.2 shall be deemed to affect any disposition of Initial Shares pursuant to the terms of any merger, consolidation or other business combination transaction, or to the tender of any Initial Shares into any tender or exchange offer, provided, that such merger, consolidation or other business combination has been approved by, or such tender or exchange offer has been recommended to, the shareholders of the Company by, the Board.

          Section 5.3 Restrictions on Conversion. Prior to the receipt of the Requisite Shareholder Approval, no Investor shall convert any Preference Share or exercise any Class A Warrant, if the number of Common Shares to be issued to such Investor upon such conversion or exercise, together with all Common Shares issued upon prior conversions or exercise by such holder, would exceed such Investor's Permissible Conversion Amount. An Investor's "Permissible Conversion Amount" shall be a number of Common Shares equal to the product of (a) the total number of Common Shares issuable to such Investor upon conversion or exercise of all such Investor's Initial Shares, and (b) a fraction the numerator of which is
(i) (A) the product of.199 times the total number of Common Shares issued and outstanding on November 19, 2001 minus (B) the 140,380 Common Shares issued on November 20, 2001, and the denominator of which is (ii) the total number of Common Shares issuable upon conversion or exercise of all Initial Shares. Prior to the Receipt of the Requisite Shareholder Approval, each holder of Preference Shares and Class A Warrants issued under the Subscription Agreement or the Management Subscription Agreement shall require any transferee of Preference Shares or Class A Warrants to agree to this restriction, such that it applies to such transferee as if such transferee had acquired such securities at Closing, and attributing to such transferee a pro rata portion of any conversion or exercise by the transferor, prior to such transfer. Prior to receipt of the Requisite Regulatory Approval, no Investor shall convert any Preference Shares into Common Shares or exercise any Class A Warrants unless all necessary approvals for such ownership of Common Shares have been obtained, it being understood that, subject to Section 5.2 hereof, this restriction on conversion and exercise shall not restrict an Investor from converting or exercising and selling, or otherwise disposing of, the shares received on conversion or exercise in such a manner as would not result in violation of any applicable regulation. GE shall not convert any Preference Shares, or exercise any Class A Warrant, until such time as any required waiting period, including extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

                                   ARTICLE VI

                 RESTRICTIONS ON DIVIDENDS AND SHARE REPURCHASES

          The Company shall not declare any dividend or make any other distribution on, or in respect of, any Common Shares, and shall not repurchase any Common Shares, until such time as the Company has repurchased from Warburg and H&F, in proportion to their respective Retained Investments at the time of such repurchase, Initial Shares having an aggregate value of $250 million, at a per share price acceptable to Warburg and H&F.

                                  ARTICLE VII

                          EFFECTIVENESS AND TERMINATION

          Section 7.1 Effectiveness. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to Section 7.2 hereof.

          Section 7.2 Termination. Other than with respect to Article IV hereof and with respect to the termination provisions specifically elsewhere set forth in this Agreement as may be applicable to any particular Section of this Agreement, this Agreement shall terminate upon the earliest to occur of the following:

          (a) the tenth anniversary of the Closing; or

          (b) mutual written agreement of the Company, Warburg and H&F at any time to terminate this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

          Section 8.2 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Company, Warburg and H&F, and for the purposes of such provisions hereof as may be indicated immediately above the signatures of Farallon, GE, Trident and each Management Purchaser, and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person, except as otherwise specifically provided in this Agreement. Neither this Agreement nor any rights or obligations hereunder shall be assignable without the consent of each other party; provided, however, that in connection with any sale or transfer by Warburg or H&F of any Investor Shares, the transferee of such Investor Shares may become a party hereto solely for purposes of Article IV and Sections 3.4, 5.2 and 5.3 hereof and have the rights of, and be subject to the obligations of, an "Investor" upon due execution and delivery of a counterpart signature page hereto. Notwithstanding the foregoing, GE or Farallon may assign its rights hereunder to any GE Permitted Transferee or any Farallon Permitted Transferee, respectively, provided such GE Permitted Transferee or Farallon Permitted Transferee, as the case may be, becomes a party hereto and agrees to be bound by the terms hereof.

          Section 8.3 Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 8.4 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by facsimile transmission if promptly electronically confirmed, as follows, or as set forth on the signature page executed by the any Investor:

                  If to Company:

                  Arch Capital Group, Ltd.
                  20 Horseneck Lane
                  Greenwich, Connecticut 06830
                  Attention:  General Counsel
                  Telephone:  (203) 862-4300
                  Fax:  (203) 861-7240

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Attention:  Immanuel Kohn, Esq.
                  Telephone:  (212) 701-3000
                  Fax:  (212) 269-5420


                  If to Warburg:

                  c/o Warburg, Pincus Equity Partners, L.P.
                  466 Lexington Avenue
                  New York, New York 10017
                  Attention:  Scott A. Arenare, Esq.
                  Telephone:  (212) 878-0600
                  Fax:  (212) 878-9200

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Andrew R. Brownstein, Esq.
                  Telephone:  (212) 403-1000

                  Fax:  (212) 403-2000

                  If to H&F:

                  c/o Hellman & Friedman LLC
                  One Maritime Plaza
                  Suite 1200
                  San Francisco, CA 94111
                  Attention:  Richard M. Levine, Esq.
                  Telephone:  (415) 788-5111
                  Fax:  (415) 788-0176

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Patricia A. Vlahakis, Esq.
                  Telephone:  (212) 403-1000
                  Fax:  (212) 403-2000

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

          Section 8.5 Applicable Law. Except to the extent of the applicability of the Companies Law of Bermuda to this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of New York with regard to contracts formed and to be entirely performed within such state without giving effect to principles of conflicts of law.

          Section 8.6 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement. References to "Sections" and "Articles" herein shall be to the Sections or Articles of this Agreement, unless the context requires otherwise.

          Section 8.7 Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          Section 8.8 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 8.9 Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement, the parties each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the Borough of Manhattan, City of New York, State of New York; the Company, Warburg and H&F each agree that service in the manner set forth in Section 8.4 hereof shall be valid and sufficient for all purposes; and the parties each agree to, and irrevocably waive any objection based on forum non conveniens or venue, appear in any United States federal court or state court located in the Borough of Manhattan, City of New York, State of New York.

          Section 8.10 Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                    ARCH CAPITAL GROUP, LTD.


                                    By:  /s/ Louis Petrillo
                                       -----------------------------------------
                                       Name: Louis Petrillo
                                       Title: Senior Vice President and
                                              General Counsel


                                    HFCP IV (BERMUDA),L.P.


                                       By:  H&F Investors IV (Bermuda), L.P.,
                                            its General Partner,

                                            By:  H&F Corporate Investors IV
                                                (Bermuda) Ltd., its General
                                                 Partner

                                       By: /s/ David R. Tunnell
                                          --------------------------------------
                                          Name:  David R. Tunnell
                                          Title: Authorized Signatory


                                       H&F INTERNATIONAL PARTNERS
                                         IV-A (BERMUDA), L.P.


                                          By:  H&F Investors IV (Bermuda), L.P.,
                                               its General Partner,

                                               By:  H&F Corporate Investors IV
                                                    (Bermuda) Ltd., its General
                                                    Partner

                                        By:  /s/ David R. Tunnell
                                           -------------------------------------
                                           Name:  David R. Tunnell
                                           Title: Authorized Signatory

                                       H&F INTERNATIONAL PARTNERS
                                         IV-B (BERMUDA), L.P.


                                         By:  H&F Investors IV (Bermuda), L.P.,
                                              its General Partner,

                                              By:  H&F Corporate Investors IV
                                                  (Bermuda) Ltd., its General
                                                   Partner

                                       By: /s/ David R. Tunnell
                                          --------------------------------------
                                          Name:  David R. Tunnell
                                          Title: Authorized Signatory


                                       H&F EXECUTIVE FUND IV
                                         (BERMUDA), L.P.


                                         By:  H&F Investors IV (Bermuda), L.P.,
                                              its General Partner,

                                              By:  H&F Corporate Investors IV
                                                   (Bermuda) Ltd., its General
                                                   Partner

                                       By: /s/ David R. Tunnell
                                          --------------------------------------
                                          Name:  David R. Tunnell
                                          Title: Authorized Signatory

                                       WARBURG PINCUS NETHERLANDS
                                         INTERNATIONAL PARTNERS I, C.V.


                                         By:  Warburg, Pincus & Co.,
                                              its General Partner,

                                       By: /s/ Kewsong Lee
                                          --------------------------------------
                                          Name:  Kewsong Lee
                                          Title: Partner


                                       WARBURG PINCUS NETHERLANDS
                                         INTERNATIONAL PARTNERS II,
                                         C.V.


                                         By:  Warburg, Pincus & Co.,
                                              its General Partner,

                                       By:  /s/ Kewsong Lee
                                          --------------------------------------
                                          Name:  Kewsong Lee
                                          Title: Partner


                                       WARBURG PINCUS (BERMUDA)
                                         INTERNATIONAL PARTNERS, L.P.


                                         By:  Warburg Pincus (Bermuda)
                                              International Ltd.,
                                              its General Partner,

                                       By:  /s/ Kewsong Lee
                                          --------------------------------------
                                          Name:  Kewsong Lee
                                          Title: Partner

                                       WARBURG PINCUS (BERMUDA)
                                         PRIVATE EQUITY VIII, L.P.


                                         By:  Warburg Pincus (Bermuda)
                                              Private Equity Ltd.,
                                              its General Partner,

                                       By:  /s/ Kewsong Lee
                                          -------------------------------------
                                          Name:  Kewsong Lee
                                          Title: Partner

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       TRIDENT II, L.P.


                                          By:  MMC Capital, Inc.,
                                               as Manager

                                       By: /s/ David J. Wermuth
                                         ---------------------------------------
                                         Name:  David J. Wermuth
                                         Title: Principal


                                       Notice Information for Trident II, L.P.:

                                       1166 Avenue of the Americas
                                       New York, New York
                                       Attention:  Mark Dallara
                                       Facsimile:  (212) 345-5627

                                       and

                                       c/o Marsh & McLennan Capital, Inc.
                                       20 Horseneck Lane
                                       Greenwich, CT  06830
                                       Attention:  David Wermuth
                                       Facsimile:  (203) 862-2925

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       MARSH & MCLENNAN CAPITAL
                                         PROFESSIONALS FUND, L.P.


                                         By:  MMC Capital, Inc.,
                                              as Manager

                                       By: /s/ David J. Wermuth
                                          --------------------------------------
                                          Name:  David J. Wermuth
                                          Title: Principal


                                       Notice Information for Marsh & McLennan
                                       Capital Professionals Fund, L.P.:

                                       1166 Avenue of the Americas
                                       New York, New York
                                       Attention:  Mark Dallara
                                       Facsimile:  (212) 345-5627

                                       and

                                       c/o Marsh & McLennan Capital, Inc.
                                       20 Horseneck Lane
                                       Greenwich, CT  06830
                                       Attention:  David Wermuth
                                       Facsimile:  (203) 862-2925

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                           SECTION 3.4 HEREOF:


                                        MARSH & MCLENNAN EMPLOYEES'
                                          SECURITIES COMPANY, L.P.


                                          By:  MMC Capital, Inc.,
                                               as Manager

                                       By: /s/ David J. Wermuth
                                          --------------------------------------
                                          Name:  David J. Wermuth
                                          Title: Principal


                                       Notice Information for Marsh & McLennan
                                       Employees' Securities Company, L.P.:

                                       1166 Avenue of the Americas
                                       New York, New York
                                       Attention:  Mark Dallara
                                       Facsimile:  (212) 345-5627

                                       and

                                       c/o Marsh & McLennan Capital, Inc.
                                           20 Horseneck Lane
                                           Greenwich, CT  06830
                                           Attention:  David Wermuth
                                           Facsimile:  (203) 862-2925

                                          FOR PURPOSES OF ARTICLES II,IV AND V
                                          AND SECTION 3.4 HEREOF:


                                       FARALLON CAPITAL PARTNERS, L.P.


                                         By:  Farallon Partners, L.L.C.,
                                              its General Partner

                                       By: /s/ Monica R. Landry
                                          ------------------------------------
                                          Name:  Monica R. Landry
                                          Title: Managing Member


                                       Notice Information for Farallon
                                       Capital Partners,L.P.:

                                       c/o Farallon Capital Management L.L.C.
                                       One Maritime Plaza
                                       Suite 1325
                                       San Francisco, CA  94111
                                       Attention:  Mark Wehrly and
                                          Sarah Aitcheson
                                       Telephone:  (415) 421-2132
                                       Facsimile:  (415) 421-2133

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       FARALLON CAPITAL INSTITUTIONAL
                                         PARTNERS II, L.P.


                                         By:  Farallon Partners, L.L.C.,
                                              its General Partner

                                       By: /s/ Monica R. Landry
                                          -------------------------------------
                                          Name:  Monica R. Landry
                                          Title: Managing Member


                                       Notice Information for Farallon Capital
                                       Institutional Partners II, L.P.:

                                       c/o Farallon Capital Management, L.L.C.
                                       One Maritime Plaza
                                       Suite 1325
                                       San Francisco, CA  94111
                                       Attention:  Mark Wehrly and
                                           Sarah Aitcheson
                                       Telephone:  (415) 421-2132
                                       Facsimile:  (415) 421-2133

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:

                                       FARALLON CAPITAL INSTITUTIONAL
                                         PARTNERS III, L.P.


                                         By:  Farallon Partners, L.L.C.,
                                              its General Partner

                                       By: /s/ Monica R. Landry
                                          -------------------------------------
                                          Name:  Monica R. Landry
                                          Title: Managing Member


                                         Notice Information for Farallon Capital
                                         Institutional Partners III, L.P.:

                                         c/o Farallon Capital Management, L.L.C.
                                         One Maritime Plaza
                                         Suite 1325
                                         San Francisco, CA  94111
                                         Attention:  Mark Wehrly and
                                             Sarah Aitcheson
                                         Telephone:  (415) 421-2132
                                         Facsimile:  (415) 421-2133

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       RR CAPITAL PARTNERS, L.P.


                                          By:  Farallon Partners, L.L.C.,
                                               its General Partner

                                       By: /s/ Monica R. Landry
                                          --------------------------------------
                                          Name:  Monica R. Landry
                                          Title: Managing Member


                                       Notice Information for RR Capital
                                       Partners, L.P.:

                                       c/o Farallon Capital Management, L.L.C.
                                       One Maritime Plaza
                                       Suite 1325
                                       San Francisco, CA  94111
                                       Attention:  Mark Wehrly and
                                           Sarah Aitcheson
                                       Telephone:  (415) 421-2132
                                       Facsimile:  (415) 421-2133

                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       INSURANCE PRIVATE EQUITY
                                          INVESTORS, L.L.C.


                                          By:  GE Asset Management Incorporated,
                                               its Manager,

                                       By: /s/ Patrick McNeela
                                          -------------------------------------
                                          Name:  Patrick McNeela
                                          Title: Vice President


                                       Notice Information for Insurance Private
                                       Equity Investors, L.L.C.:

                                       c/o GE Asset Management Incorporated
                                       3003 Summer Street
                                       Stamford, CT  06905
                                       Attention:  Michael M. Pastore, Esq.


                                       FOR PURPOSES OF ARTICLES II, IV AND V AND
                                       SECTION 3.4 HEREOF:


                                       ORBITAL HOLDINGS, LTD.


                                       By: /s/ Lorraine Hliboki
                                          -------------------------------------
                                          Name:  Lorraine Hliboki
                                          Title: Attorney-in-fact


                                          Notice Information for Orbital
                                          Holdings, Ltd.:

                                          c/o GE Capital
                                          120 Longridge Rd.
                                          Stamford, CT  06927

                                       FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                       3.4, 5.2 AND 5.3 HEREOF:


                                       SOUND VIEW PARTNERS LP


                                         By:  Robert Clements,
                                              its General Partner

                                      By: /s/ Robert Clements
                                         --------------------------------------
                                         Name:  Robert Clements
                                         Title: General Partner


                                       Notice Information for Sound View
                                       Partners, LP:

                                       FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                       3.4, 5.2 AND 5.3 HEREOF:


                                       OTTER CAPITAL LLC


                                         By:  John Pasquesi,
                                              its Managing Member

                                        By: /s/ John Pasquesi
                                           -------------------------------------
                                           Name:  John Pasquesi
                                           Title: Managing Member


                                       Notice Information for Otter Capital LLC:

                                       FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                       3.4, 5.2 AND 5.3 HEREOF:


                                       PETER A. APPEL


                                       By: /s/ Peter A. Appel
                                          --------------------------------------
                                          Name:  Peter A. Appel


                                       Notice Information for Peter A. Appel:

                                       FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                       3.4, 5.2 AND 5.3 HEREOF:


                                       PAUL B. INGREY


                                       By: /s/ Paul B. Ingrey
                                          --------------------------------------
                                          Name:  Paul B. Ingrey


                                       Notice Information for Paul B. Ingrey:

                                       FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                       3.4, 5.2 AND 5.3 HEREOF:


                                       DWIGHT R. EVANS


                                       By: /s/  Dwight R. Evans
                                          --------------------------------------
                                          Name:  Dwight R. Evans


                                       Notice Information for Dwight R. Evans:

                                     FOR PURPOSES OF ARTICLES IV AND SECTIONS
                                     3.4, 5.2 AND 5.3 HEREOF:


                                     MARC GRANDISSON


                                     By: /s/ Marc Grandisson
                                        ----------------------------------------
                                        Name:  Marc Grandisson


                                     Notice Information Marc Grandisson: